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                                                                    Exhibit 5(g)

                          INVESTMENT ADVISORY AGREEMENT


AGREEMENT made this ___ day of __________, 1996 between THE PILOT FUNDS, a Massachusetts business trust (the "Trust"), on behalf of the Pilot Diversified Bond Income Fund, and BOATMEN'S TRUST COMPANY, a Trust Company organized under the laws of Missouri (the "Adviser").

                              W I T N E S S E T H:

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Trust is authorized to issue Units of beneficial interest (hereafter referred to as "Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust has established and presently offers (or intends to offer) Shares of beneficial interest in a portfolio currently known as the Pilot Diversified Bond Income Fund (the "Fund"); and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to the Fund as indicated herein and the Adviser is willing to so render such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Appointment of Adviser. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the Fund for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Adviser copies of each of the following documents:

                  (a) Agreement and Declaration of Trust of the Trust dated as of July 15, 1982 (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of the Commonwealth of Massachusetts;

                  (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");



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                  (c)      Certified resolutions of the Shareholder(s) and the
                           Trustees of the Trust approving the terms of this Agreement;

                  (d) Custodian Agreement (including related fee schedule) dated May 4, 1996 between the Trust and State Street Bank and Trust Company (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

                  (e) Prospectus and Statement of Additional Information of the Trust with respect to the Fund as currently in effect (such Prospectus and Statement of Additional Information, as currently in effect and as amended, supplemented and/or superseded from time to time, is herein called the "Prospectus"); and

                  (f) Registration Statement of the Trust under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1 as filed with the Securities and Exchange Commission (the "Commission") on July 16, 1982, and as amended on Form N-1A (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

The Trust agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

         3.       Duties of Adviser.

                  (a) Subject to the general supervision of the Trustees of the Trust, the Adviser shall manage the investment operations of the Fund and the composition of the Fund's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser:

                                (i) shall provide supervision of the Fund's assets, furnish a continuous investment program for the Fund, determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash;

                                (ii) shall place orders with broker-dealers, foreign currency dealers, futures commissions merchants or others pursuant to the Adviser's determinations in accordance with the Fund's policies as expressed in the Registration Statement; and



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                                (iii)  may, on occasions when it deems the
                                       purchase or sale of a security to be in
                                       the best interests of the Fund as well as its other customers (including any other Fund or any other investment company or trust or advisory account for which the Adviser acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

                  (b) The Adviser, in the performance of its duties hereunder, shall act in conformity with the Trust Agreement, By-Laws, Registration Statement and Prospectus and with the instructions and directions of the Trustees of the Trust, and will use its best efforts to conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 (to the extent applicable), the Internal Revenue Code of 1986, as amended, relating to regulated investment companies and all rules and regulations thereunder, the Insider Trading and Securities Fraud Enforcement Act of 1988 (to the extent applicable) and all other applicable federal and state laws, regulations and rulings.

                  (c) The Adviser shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

                  (d) The Adviser shall notify the Trust of any material change in the management of the Adviser within a reasonable time after such change.

                  (e) The Adviser shall immediately notify the Trust in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust's Registration Statement regarding the Trust, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.



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                  (f)      The services of the Adviser hereunder are not deemed
                           exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         4.       Expenses

                  (a) During the term of this Agreement, the Adviser will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the cost (including taxes and brokerage commissions, if any) of securities purchased for the Fund.

                  (b) The Adviser agrees that its gross compensation for any fiscal year shall not be greater than an amount which, when added to the other expenses of the Fund, shall cause the aggregate expenses of the Fund to equal the maximum expenses under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Fund may be qualified for offer and sale. Except to the extent that such amount has been reflected in reduced payments to the Adviser, the Adviser shall refund to the Fund the amount of any payment received in excess of the limitation pursuant to this section as promptly as practicable after the end of such fiscal year, provided that the Adviser shall not be required to pay the Fund an amount greater than the fee paid to the Adviser in respect of such year pursuant to this Agreement. As used in this section, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit of the maximum annual expenses which may be incurred by the Fnud determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of the Fund's net assets for a fiscal year or (ii) by multiplying a fixed percentage by the Fund's net investment income for a fiscal year. The words "lowest applicable expense limitation" shall be construed to result in the largest reduction of the Adviser's compensation for any fiscal year of the Fund; provided, however, that nothing in this Agreement shall limit the Adviser's fees if not required by an applicable statute or regulation referred to above in this section.

                           The Adviser may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of the Adviser's services. The Adviser shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.



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         5.       Compensation

                  (a) For the services provided and the expenses assumed by the Adviser pursuant to this Agreement, the Trust will pay to the Adviser as full compensation therefor a fee at an annual rate of .55% of the Fund's average net assets.

                  (b) The fee will be computed based on net assets on each day and will be paid to the Adviser monthly.



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         6.       Books and Records. The Adviser shall maintain all of the
                  Trust's records relating to the Adviser's duties with respect to the Fund. The Adviser agrees that all records so maintained are the property of the Trust and it will surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods, and in the manner, prescribed by the Rules of the Commission under the 1940 Act any such records as are required to be maintained by such Rules. To the extent required by law, the Adviser shall furnish to regulatory authorities having the requisite authority such records which may be requested in order to ascertain whether the operations of the Trust with respect to the Fund are being conducted in a manner consistent with applicable laws and regulations.

         7.       Indemnification

                  (a) Subject to Section 36 of the 1940 Act to the extent applicable, the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

                  (b) The Trust, on behalf of the Fund, hereby agrees to indemnify and hold harmless the Adviser, its directors, officers and employees and each person, if any, who controls the Adviser (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, relating to the Fund, to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of 1934, the Advisers Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

                                (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (x) the Registration Statement or the Prospectus, (y) any advertisement or sales literature authorized by the Trust for use in the offer and sale of Shares of the Fund, or
                                       (z) any application or other document
                                       filed in connection with the
                                       qualification of the Trust or Shares of
                                       the Fund under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses,



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                                       claims, damages or liabilities (or
                                       actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (1) in a document prepared by the Adviser, or (2) made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Adviser pertaining to or originating with the Adviser for use in connection with any document referred to in clauses (x), (y) or (z), or

                                (ii) subject in each case to clause (i) above, the Adviser acting as investment adviser to the Trust with respect to the Fund;


                           and the Trust, from the assets of the Fund, will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) If the indemnification provided for in paragraph 7(b) is available in accordance with the terms of such paragraph but is for any reason held by a court in a final adjudication to be unavailable from the Trust, then the Trust, from the assets of the Fund, shall contribute to the aggregate amount paid or payable by the Trust and such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund and such Indemnified Party in connection with the operations of the Fund, (ii) the relative fault of the Trust with respect to the Fund and such Indemnified Party, and (iii) any other relevant equitable considerations. The Trust and the Adviser agree that it would not be just and equitable if contribution pursuant to this subparagraph (c) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (c). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (c) shall be deemed to include any legal or other expenses incurred by the Trust and the Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Trust or its Shareholders to which such Indemnified Party is subject, by



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                           reason of its willful misfeasance, bad faith or gross
                           negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or otherwise to an extent or in a manner inconsistent with Section 17(i) of the 1940 Act.

         8. Duration and Termination. This Agreement, shall continue, unless sooner terminated as provided herein, until May 31, 1997, and thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in the Fund; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) representing the interests in the Fund affected thereby on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

         9. Status of Adviser as Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust or Fund in any way or otherwise be deemed an agent of the Trust or Fund.

         10. Amendment of Agreement. This Agreement may be amended, changed or waived only by an instrument in writing and by mutual consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Shares (as defined with respect to voting securities by the 1940 Act) representing the interests in the Fund.

         11. Limitation of Liability. The name "The Pilot Funds" refers to the Trustees under the Declaration collectively as trustees and not as individuals. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that no shareholder, Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.



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                  The Adviser is hereby expressly put on notice of the
                  limitation of liability as set forth in the Declaration and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Fund's assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust or Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. The Adviser understands that the rights and obligations of each series under the Declaration are separate and distinct from those of any and all other series.

         12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and the laws of the Commonwealth of Massachusetts and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors subject to the last sentence of paragraph 8, and, to the extent provided in paragraph 7 hereof, each Indemnified Party. Anything herein to the contrary notwithstanding, this Agreement shall not be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Trust to fail to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, nor shall this Agreement be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement shall supersede all prior investment advisory or management agreements entered into between the parties. This Agreement shall not apply to the management of assets allocated to any series of the Trust other than the Fund.



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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                         THE PILOT FUNDS

Attest:

-------------------------                By:
---------                                   -----------------------------

                                            Title:


                                         BOATMEN'S TRUST COMPANY

Attest:

-------------------------                By:
---------                                   -----------------------------

                                            Title:



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